[LOGO]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 3, 2000

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Thursday, February 3, 2000 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 for the following purposes:

          1. To elect one director;

          2. To increase the number of shares of Common Stock for issuance under the Company's Stock Option Plan for officers and key employees excluding the Chief Executive Officer;

          3. To increase the number of shares of Common Stock for issuance under the Company's Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer; and

          4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed December 6, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors,

                                                                DENNIS G. MOORE,

                                                                       Secretary

December 15, 1999

                                     [LOGO]
                              6000 CENTRAL HIGHWAY
                          PENNSAUKEN, NEW JERSEY 08109

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The enclosed proxy is solicited by and on behalf of J & J Snack Foods Corp. ("J & J") for use at the Annual Meeting of Shareholders to be held on Thursday, February 3, 2000 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is December 15, 1999. Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of proxy or votes the shares subject to the proxy by written ballot.

     The expense of the proxy solicitation will be borne by J & J. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of J & J without additional compensation. J & J is required to pay the reasonable expenses incurred by record holders of the common stock, no par value per share, of J & J (the "Common Stock") who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for the election of the nominee for director.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which J & J does not know about a reasonable time before the proxy solicitation, and are presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     J & J had 9,007,435 shares of Common Stock outstanding at the close of business on December 6, 1999 the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. An abstention, withholding of authority to vote for or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have approval or dissenter rights with respect to election of Directors.

                             ELECTION OF DIRECTORS
              INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

     One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

     The following table sets forth information concerning J & J's nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

                                                                                                   YEAR OF
                                                                                                EXPIRATION OF
        NAME            AGE                             POSITION                              TERM AS DIRECTOR
---------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber       58   Chief Executive Officer, President and Director                       2005

                       INFORMATION CONCERNING CONTINUING
                        DIRECTORS AND EXECUTIVE OFFICERS
                                                                                                   YEAR OF
                                                                                                EXPIRATION OF
        NAME            AGE                             POSITION                              TERM AS DIRECTOR
---------------------------------------------------------------------------------------------------------------
Stephen N. Frankel       58   Director                                                              2003
Leonard M. Lodish        56   Director                                                              2004
Dennis G. Moore          44   Senior Vice President, Chief Financial Officer, Secretary,            2002
                                Treasurer and Director
Robert M. Radano         50   Senior Vice President, Chief Operating Officer and Director           2001
Peter G. Stanley         57   Director                                                              2001
Robyn Shreiber Cook      39   Senior Vice President, West                                            --
Daniel Fachner           39   President, The ICEE Company                                            --

     Gerald B. Shreiber is the founder of J & J and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971. He is the father of Robyn Shreiber Cook.

     Stephen N. Frankel became a director in 1983. Since 1976 he has been the President and sole shareholder of Stephen N. Frankel Realtor, Inc. which is engaged in commercial and industrial real estate in the South Jersey area.

     Leonard M. Lodish became a director in 1992. He is Samuel R. Harrell Professor in the Marketing Department of The Wharton School at the University of Pennsylvania where he has been a professor since 1968. He is a Director of Franklin Electronic Publishing, Inc. (maker of portable electronic reference works) and Information Resources, Inc. (marketing data and marketing research).

     Dennis G. Moore joined J & J in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

     Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company. Prior to becoming Chief Operating Officer, he was Senior Vice President, Sales responsible for national foodservice sales of J & J. He was elected to the Board of Directors in 1996.

     Peter G. Stanley became a director in 1983. From April 1, 1992 to September 1995, Mr. Stanley was a self-employed Marketing and Sales Consultant. From September 1995 to September 1996, Mr. Stanley was Executive Vice President of Tri-Arc Financial Services, Inc., a commercial insurance broker. He presently is a self-employed financial consultant.

     Robyn Shreiber Cook joined the Company in 1982 and in February 1996 was named Senior Vice President, West with operating and sales responsibilities for the Company's West coast foodservice and bakery business. Prior to becoming Senior Vice President, West she was responsible for Western region foodservice sales.

     Daniel Fachner has been an employee of The ICEE Company since 1979. Prior to becoming President of The ICEE Company in August 1997, he had various operational responsibilities.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors held 4 meetings during fiscal 1999. Each director attended at least 75 percent of the meetings of the Board and committees of which he was a member during fiscal 1999.

     The Board of directors has appointed a Compensation Committee consisting of Messrs. Frankel, Lodish and Stanley to fix the compensation of the chief executive officer. The Compensation Committee also administers the Company's Stock Option Plan. The Board of Directors also has appointed an Audit Committee consisting of Messrs. Frankel, Lodish and Stanley to, among other things, review the Company's financial and accounting practices and policies and the scope and results of the Company's annual audit. The Audit Committee also recommends to the Board the selection of the Company's independent public accountants. During fiscal 1999, the Compensation Committee and the Audit Committee each held one meeting.

     The Board of Directors has not appointed a standing Nominating Committee.

DIRECTOR COMPENSATION

     Each director of the Company who is not also an employee receives an annual fee of $3,000 and a fee of $1,000 for each meeting of the Board or committee meeting attended, plus reimbursement of expenses incurred in attending meetings. Additionally, pursuant to the terms of the Company's Nonstatutory Stock Option Plan for Non-employee Directors and Chief Executive Officer, each Director is annually granted an option to purchase 3,000 shares of Common Stock and the Chief Executive Officer is granted an option to purchase 25,000 shares of Common Stock at an exercise price equal to the Common Stock's fair market value on May 1 each year which will first be exercisable one year later.

     Each director who is not also an executive officer of the Company is entitled annually to deferred compensation of 500 shares of the Company's common stock under a Deferred Stock Plan. The stock will be issued to the director on the date the director leaves the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities for fiscal 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION        AWARDS
                                                        --------------------    -------------       ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS         OPTIONS       COMPENSATION(1)
---------------------------------------------   ----    --------    --------    -------------    ---------------
Gerald B. Shreiber                              1999    $450,000    $420,000        25,000           $ 4,000
  Chairman of the Board,                        1998    $425,000    $350,000        25,000           $ 4,000
  President, Chief Executive                    1997    $400,000    $250,000        25,000           $ 3,000
  Officer and Director

Robert M. Radano                                1999    $197,000    $134,000         4,371           $ 4,000
  Chief Operating Officer,                      1998    $185,000    $ 75,000         6,349           $ 4,000
  Senior Vice President,                        1997    $185,000    $ 60,000         7,000           $ 3,000
  Sales and Director

Robyn Shreiber Cook                             1999    $154,000    $129,000         4,371           $ 4,000
  Senior Vice President, West                   1998    $145,000    $110,000         6,349           $ 4,000
                                                1997    $143,000    $ 50,000         7,000           $ 3,000

Dennis G. Moore                                 1999    $219,000    $115,000         4,371           $ 4,000
  Senior Vice President, Chief                  1998    $204,000    $100,000         6,349           $ 4,000
  Financial Officer and Director                1997    $189,000    $ 75,000         7,000           $ 3,000

Daniel Fachner                                  1999    $196,000    $200,000         4,371           $ 4,000
  President                                     1998    $174,000    $175,000         6,349           $ 4,000
  The ICEE Company                              1997    $150,000    $125,000         6,000           $ 3,000

------------------
(1) 401(k) Profit Sharing Plan Contribution.

OPTION GRANTS

     The following table sets forth certain information concerning stock options granted during fiscal 1999 to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                              VALUES AT ASSUMED
                                    INDIVIDUAL GRANTS                                          ANNUAL RATES OF
-----------------------------------------------------------------------------------------        STOCK PRICE
                                                  % OF TOTAL                                   APPRECIATION FOR
                                                OPTIONS GRANTED                                  OPTION TERM
                                   OPTIONS       TO EMPLOYEES      EXERCISE    EXPIRATION    --------------------
              NAME                 GRANTED      IN FISCAL YEAR      PRICE         DATE          5%         10%
-----------------------------------------------------------------------------------------------------------------
Gerald B. Shreiber..............    25,000(1)          10%         $  21.75      4/30/09     $342,000    $867,000
Robert M. Radano................     4,371(2)           2%         $ 22.875      7/01/04     $ 28,000    $ 61,000
Dennis G. Moore.................     4,371(2)           2%         $ 22.875      7/01/04     $ 28,000    $ 61,000
Robyn Shreiber Cook.............     4,371(2)           2%         $ 22.875      7/01/04     $ 28,000    $ 61,000
Daniel Fachner..................     4,371(2)           2%         $ 22.875      7/01/04     $ 28,000    $ 61,000

------------------
(1) All options granted are first exercisable on May 1, 2000.
(2) All options granted are first exercisable on July 1, 2002.

OPTION EXERCISES AND HOLDINGS

     The following table summarizes exercises of stock options during fiscal year 1999 by the Chief Executive Officer and highly compensated executives and the number of unexercised options and the value of unexercised options held at the end of fiscal year 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                          SHARES                       NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS
                                        ACQUIRED ON                    OPTIONS AT FY-END (#)        AT FY-END($)
                                         EXERCISE         VALUE            EXERCISABLE/             EXERCISABLE/
                NAME                        (#)        REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------

Gerald B. Shreiber...................      57,062        $754,000          200,000/25,000       $ 1,666,000/$  --

Robert M. Radano.....................      11,000        $106,000           17,000/17,720       $   172,000/$104,000

Dennis G. Moore......................       3,000        $ 23,000           18,000/17,720       $   196,000/$104,000

Robyn Shreiber Cook..................       8,048        $ 81,000           16,903/17,720       $   113,000/$104,000

Daniel Fachner.......................       4,000        $ 42,000           11,000/16,720       $   114,000/$ 94,000

OPTION REPRICING

     The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                         LENGTH OF
                                         NUMBER OF                                                       ORIGINAL
                                         SECURITIES     MARKET PRICE       EXERCISE                     OPTION TERM
                                         UNDERLYING      OF STOCK AT       PRICE AT                    REMAINING AT
                                        OPTIONS/SARS       TIME OF          TIME OF          NEW          DATE OF
                                        REPRICED OR     REPRICING OR     REPRICING OR     EXERCISE     REPRICING OR
           NAME               DATE      AMENDED (#)     AMENDMENT ($)    AMENDMENT ($)    PRICE ($)      AMENDMENT
--------------------------------------------------------------------------------------------------------------------
Robert M. Radano              8/l/96        6,000*          $9.75           $12.375         $9.75      58 months
Senior Vice President,
Chief Operating
Officer

Dennis G. Moore               8/l/96        6,000*          $9.75           $12.375         $9.75      58 months
Senior V.P., Chief
Financial Officer,
Secretary/Treasurer

Robyn Shreiber Cook           8/l/96        6,000*          $9.75           $12.375         $9.75      58 months
Senior V.P., West

Daniel Fachner                8/l/96        5,000*          $9.75           $12.375         $9.75      58 months
President,
ICEE-USA Corp.

------------------
* Effective August 1, 1996, above referenced options to purchase shares of Common Stock at an exercise price of $12.375 per share, granted on May 24, 1996, were canceled and replaced by options to purchase shares at an exercise price of $9.75 per share.

401(K) PROFIT SHARING PLAN

     J & J maintains a 401(k) Profit Sharing Plan for the benefit of eligible employees. J & J's contribution is based upon the individual employee's contribution. During the fiscal year ended September 25, 1999 contributions in the amount of $684,000 were made to the 401(k) Profit Sharing Plan.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed of directors who are not employees of J & J and is responsible for developing and making recommendations to the Board with respect to J & J's executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer. The Compensation Committee neither reviews nor approves the decisions of the Chief Executive Officer with respect to the compensation of the other executive officers.

     J & J's compensation is comprised of base salary, bonus, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and the 401(k) Profit Sharing Plan.

BASE SALARY

     Base salary levels for J & J's executive officers are competitively set relative to companies in the food industry. In obtaining competitive information, the Company informally reviews newspaper and trade journal reports and information gathered from discussion with others in the industry. No formal survey is undertaken.

BONUSES

     Annual performance standards for each executive officer's area of responsibility are established by the Chief Executive Officer for other executive officers. In some cases, bonuses are linked primarily to achieving increases from the prior year's sales and/or earnings. In other cases, bonuses reflect a more subjective view of an individual's performance.

     The bonus for Mr. Shreiber was not linked to any specific formula. The Compensation Committee considers both the long term aspect of the Company's performance and year to year results. Among the items considered by the Committee were J & J's Sales, Operating Income, Operating Income as a percent of sales, Net Earnings, Earnings Per Share, Return on Equity and Stock Price. These items were reviewed for the previous year and for a five year period. The Committee reviewed and considered published reports about the compensation levels of the 100 largest public companies in the Delaware Valley. The Committee also considers matters which are likely to have a long term impact on the Company but may not be reflected on the annual financial statements.

     The above factors were considered subjectively without specific weight to any item.

STOCK OPTIONS

     The Company uses the Stock Option Plan as its long-term incentive plan for executive officers and key employees. The objectives of this Plan are to align the long term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long term equity interest in J & J. Options given to the Chief Executive Officer are fixed according to a Nonstatutory Plan. Options given to other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. On June 29, 1999 and on July 2, 1999, options were awarded to various employees at the then price of $21.625 and $22.875, respectively.

                            STOCK PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG J & J SNACK FOODS CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE S & P FOODS INDEX


                                   [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points:

         J & J SNACK FOODS CORP.    NASDAQ STOCK MARKET(U.S.)   S & P FOODS
         -----------------------    -------------------------   -----------
9/94               100                         100                  100
9/95                92                         138                  124
9/96                84                         164                  153
9/97               127                         225                  204
9/98               145                         229                  217
9/99               155                         372                  209




* $100 INVESTED ON 9/30/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                                SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 1, 1999 concerning (i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's five most highly compensated executive officers for the 1999 fiscal year, and (iv) the beneficial ownership of Common Stock by J & J's directors and all executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.

                                                                                            SHARES
                                  NAME AND ADDRESS                                           OWNED            PERCENT
                                 OF BENEFICIAL OWNER                                    BENEFICIALLY(1)       OF CLASS
----------------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

Gerald B. Shreiber...................................................................      2,457,436(2)          27%
  6000 Central Highway
  Pennsauken, NJ 08109

Stephen N. Frankel...................................................................         76,230(3)(4)        *

Leonard M. Lodish....................................................................         31,000(5)           *

Dennis G. Moore......................................................................         34,136(6)           *

Robert M. Radano.....................................................................         56,756(7)           *

Peter G. Stanley.....................................................................         59,438(3)(8)        *

Robyn Shreiber Cook..................................................................         98,885(9)           1%

Daniel Fachner.......................................................................         16,204(10)          *

All executive officers and
  directors as a group (8 persons)...................................................      2,830,085(11)         30%

FIVE PERCENT SHAREHOLDERS

David L. Babson & Company............................................................        452,750              5%
  1 Memorial Drive
  Cambridge, MS 02142

Dimensional Fund Advisors............................................................        497,700              6%
  1299 Ocean Avenue
  Santa Monica, CA 90041

Fleming Capital Management...........................................................        516,950              6%
  320 Park Avenue
  New York, NY 10022

------------------
 *    Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 200,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Shreiber and exercisable within 60 days from the date of this Proxy Statement, 1,000 shares owned as trustee for a niece, and 68,949 shares held for the benefit of Mr. Shreiber in J & J's 401(k) Plan.

(3) Includes 27,500 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement and 1,500 shares issuable under the Deferred Stock Plan.

(4) Includes 160 shares owned as trustee for children, and 500 shares owned by Mr. Frankel's spouse.

(5) Includes 28,000 shares of Common Stock issuable upon the exercise of options granted to Dr. Lodish and exercisable within 60 days from the date of this Proxy Statement and 1,500 shares issuable under the Deferred Stock Plan.

(6) Includes 18,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Moore and exercisable within 60 days from the date of this Proxy Statement and 1751 shares held for the benefit of Mr. Moore in the Company's 401(k) Plan and 1,167 shares in the Company's Stock Purchase Plan.

(7) Includes 17,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Radano and exercisable within 60 days from the date of this Proxy Statement and 1,167 shares in the Company's Stock Purchase Plan.

(8) Includes 21,308 shares owned jointly with Mr. Stanley's spouse with shared voting and investment power.

(9) Includes 16,903 shares of Common Stock issuable upon the exercise of options granted to Ms. Cook and exercisable within 60 days from the date of this Proxy Statement, 6,960 shares owned as trustee for her son, and 414 shares held for the benefit of Ms. Cook in the Company's 401(k) Plan.

(10) Includes 11,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Fachner and exercisable within 60 days from the date of this Proxy Statement and 735 shares held for the benefit of Mr. Fachner in the Company's 401(k) Plan and 469 shares in the Company's Stock Purchase Plan.

(11) Includes 345,903 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors of J & J and exercisable within 60 days from the date of this Proxy Statement and 4,500 issuable under the Deferred Stock Plan.

                       PROPOSAL TO APPROVE AMENDMENTS TO
                          COMPANY'S STOCK OPTION PLAN

     The Board of Directors has also approved an increase in the maximum number of shares issuable under the Stock Option Plan by 500,000 to a total of 2,000,000. The Board of Directors recommends a vote "For" this proposal.

INCREASES IN AUTHORIZED SHARES UNDER STOCK OPTION PLAN

     Currently, options for a total of 1,500,000 shares may be issued under the Stock Option Plan. The amendment increases the maximum number of shares issuable under the Stock Option Plan by 500,000 to a total of 2,000,000 shares. No options have been issued to date from said 500,000 shares.

     The purpose of the proposed increase is to provide sufficient shares for future option grants to officers and key employees of the Company. As of December 1, 1999, the Company had 265,000 shares available for grant under the Stock Option Plan. The Board of Directors believes that it is in the best interests of the Company to have sufficient shares available under the Stock Option Plan to provide options to certain of its officers and key employees. In fiscal 1999, the Company granted 242,000 options under the Stock Option Plan and it is prudent to increase the number available for future grants so as to continue to grant options, which is a critical part of long term compensation. The Board of Directors believes that the Company and its shareholders significantly benefit from having the Company's key management employees receive options to purchase the Company's Common Stock and that the opportunity thus afforded these employees to acquire Common Stock is an essential element of an effective management incentive program. Approval by the shareholders is requested in order to grant Incentive Stock Options under the Plan. The Board of Directors also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company.

     Set forth below is a summary of certain significant portions of the Stock Option Plan.

     Eligibility and Administration. All officers other than the Chief Executive officer and key employees of the Company or any current or future subsidiary corporation are eligible to receive options under the 1992 Plan.

     The 1992 Plan is administered by the Compensation Committee which is appointed by the Board of Directors and consists only of Directors who are not eligible to receive options under the 1992 Plan. The Compensation Committee consists of a minimum of three directors, each of whom must be a "disinterested person" as defined in rule 16b-3 under the Exchange Act. Generally, a "disinterested" director is a director who has not received options under the 1992 Plan during the one year period prior to service on the Compensation Committee. Subject to the numerical limitations described above, the Board of Directors may at any time appoint additional members of the Compensation Committee or remove any member of the Compensation Committee with or without cause. Vacancies in the Compensation Committee, however caused, may be filled by the Board of Directors if it so desires.

     The Compensation Committee determines, among other things, which officers and key employees receive an option or options under the 1992 Plan, the type of option (Incentive Stock Options or Non-Qualified Stock Options, or both) to be granted, the number of shares subject to each option, the time or times at which an option is granted, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the exercise price and duration of the option.

     The Compensation Committee may, in its discretion, modify or amend any of the option terms hereafter described, provided that if an Incentive Stock Option is granted under the 1992 Plan, the option as modified or amended continues to be an Incentive Stock Option.

     Amendment and Termination. The Company's Board of Directors has the right at any time, and from time to time, to modify, amend, suspend or terminate the 1992 Plan, without shareholder approval, except to the extent that shareholder approval of the 1992 Plan modification or amendment is required by the Code to permit the granting of Incentive Stock Options under the 1992 Plan. Any such action will not affect options previously granted. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission will not require any future modifications, amendments, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

     No options may be granted pursuant to the 1992 Plan after December 2002.

     ERISA Compliance.  The 1992 Plan is not subject to any provisions of ERISA.

     Transferability. Options granted pursuant to the 1992 Plan are not transferable, except (i) by the will or the laws of descent and distribution in the event of death, and (ii) the Compensation Committee has the authority to provide for the transferability of Non-Qualified Stock Options. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability and the optionee's transferee to the extent permitted by the Compensation Committee with respect to Non-Qualified Stock Options.

     Number of Shares and Adjustment. As of December 1, 1999, the aggregate number of shares which may be issued upon the exercise of options under the 1992 Plan is 1,500,000 shares of Common Stock (as adjusted for all stock splits and stock dividends through November 30, 1999). As of December 1, 1999, 1,235,000 options covering shares of Common Stock had been granted under the 1992 Plan and 265,000 shares were available for future options. Options may continue to be granted under the 1992 Plan through December, 2002. In the event of any change in the capitalization of the Company, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the 1992 Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Common Stock, as well as authorized but unissued shares and shares purchased in the open market by the Company, may be used for purposes of the 1992 Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the 1992 Plan.

     Exercise Price and Terms. The exercise price for options issued under the 1992 Plan must be at least equal to 100% of the fair market value of the Common Stock as of the date the option is granted, except that for an Incentive Stock Option granted to any person who possesses more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price will be at least 110% of the fair market value of the Common Stock as of such date. The fair market value of the Common Stock is the market price as reported on NASDAQ.

     Incentive Stock Options first exercisable by an employee in any one year under the 1992 Plan (and all other plans of the Company) may not exceed $100,000 in value (determined at the time of grant). Generally under the Code, to the extent that the fair market value of the Common Stock which may be acquired under all Incentive Stock Options which first become exercisable by an optionee in any calendar year exceeds $100,000 (determined at the time the option is granted), options to purchase Common Stock with a fair market value in excess of $100,000 automatically will become Non-Qualified Stock Options.

     Payment of the exercise price on options granted under the 1992 Plan may be made in (a) cash, (b) (unless prohibited by the Compensation Committee) the Company Common Stock which will be valued by the Compensation Committee or Board at its fair market value or (c) (unless prohibited by the Compensation Committee or the Board) any combination of cash and Common Stock of the Company valued as provided in clause (b).

     Under the terms of the 1992 Plan, the Board has interpreted the provision of the 1992 Plan which allows payment of the exercise price in Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock, and immediately thereafter effect further exercises of the option, using the Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the exercise price by using a single share of Common Stock or a small number of shares of Common Stock to acquire a number of shares of Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value (as determined above) of all shares to which the option relates over (b) the aggregate exercise price under the option.

     Except as otherwise described below, none of the options granted under the 1992 Plan since May 1, 1994 may be exercised prior to three years after the date granted.

     Unless terminated earlier by the option's terms both Incentive Stock Options and Non-Qualified Stock Options expire according to the time period determined by the Compensation Committee at the time of grant up to a maximum of ten years after the date they are granted, except that if Incentive Stock Options are granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, such option will expire five years after the date they are granted.

     Restriction on Transfer. All options issued since July 1, 1999 contain a restriction requiring upon the exercise of an option, 50 percent of the stock received must be held for two years from date of issuance. This restriction does not apply to employees with at least ten (10) years of service with the Company who retire at their normal retirement.

     Termination of Service; Death; Non-Transferability. Except as provided below, all unexercised options will terminate immediately upon an optionee's ceasing to be employed by the Company or a subsidiary, or the Company or a subsidiary delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, other than termination by reason of disability or death (but not later than the option expiration date), whether or not such termination is voluntary. If an optionee is employed by a subsidiary, the optionee is deemed to cease being an employee of the subsidiary if and when the entity ceases to be a subsidiary of the Company, unless the optionee on that date is transferred to the Company or another subsidiary. If an employee has been employed by the Company or any of its subsidiaries for a period in excess of ten (10) years and retires at his/her normal retirement date, any unexercised options will not terminate on retirement but will remain exercisable until the option expiration date.

     An optionee (or such optionee's legal guardian or custodian) holding an option who ceases to be employed by the Company or a Company subsidiary corporation because of a disability may exercise any such option within one year after termination of employment (but not later than the option expiration date); any unexercised options will terminate at the earlier of (i) the end of such one year period or (ii) the option expiration date. The executor, administrator or personal representative of a deceased optionee may exercise any options within one year following the optionee's death (but not later than the option expiration date); any unexercised options will terminate at the earlier of (i) the end of such one year period or (ii) the option expiration date. In any event, the option may be exercised only as to any shares which the employee had a right to purchase and did not purchase prior to termination of employment, or termination due to disability or death, as the case may be.

     Federal Income Tax Consequences of the Stock Option Plan. Set forth below, is a description of the federal income tax consequences to the recipient of options and the Company under the Internal Revenue Code of 1986, as amended, of the grant and exercise of options awarded under the Stock Option Plan.

     Incentive Stock Options Under the Stock Option Plan. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be a long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses) If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

     The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

     An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

     Non-Qualified Options granted under the Stock Option Plan and the Nonstatutory Plan for Non-Employee Directors and Chief Executive
Officer. Generally, there will be no federal income tax consequences to either the optionee or the Corporation on the grant of Non-Qualified Options. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Corporation will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162 of the Code) in an amount equal to such excess.

     Upon the sale of stock acquired by the exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. In order to qualify for the new reduced 20% rate, a holding period of more than twelve months is required. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

     An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

     Limitation on Corporation's Deduction. Section 162(m) of the Code will generally limit to $1.0 million the Corporation's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Corporation in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million.

NEW PLAN BENEFITS TABLE

     The amount, if any, of stock options to be awarded to key employees is determined on an annual basis by the Committee and is not presently determinable. Information regarding awards to the Named Officers in 1999 is provided elsewhere in this Proxy Statement. See "Executive Compensation". There would not have been any difference in the amount of these grants had they been made under the Stock Option Plan if the amendments were approved.

                PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                      NON-STATUTORY STOCK OPTION PLAN FOR
               NON-EMPLOYEE DIRECTORS AND CHIEF EXECUTIVE OFFICER

     The Board of Directors has approved an increase in the maximum number of shares issuable under the Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer (the "Nonstatutory Plan") by 100,000 shares to a total of 440,000 shares and an increase in the total shares that the Chief Executive Officer may receive under the plan from 250,000 shares to 350,000 shares, subject to approval by the shareholders of J & J.

     Under the Nonstatutory Plan, non-employee directors and the chief executive officer of J & J will be granted options to purchase shares of Common Stock. The Board of Directors recommends that you vote FOR approval of the Nonstatutory Plan because it believes that the Nonstatutory Plan will advance the interests of J & J and its shareholders by strengthening the ability of J & J to attract, retain and motivate non-employee directors and the chief executive officer of J & J. Approval by the shareholders is requested in order to qualify the options as performance based compensation under Section 162(m) of the Code. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon will be required to approve the Nonstatutory Plan.

     Set forth below is a summary of certain significant provisions of the Nonstatutory Plan.

NONSTATUTORY PLAN

     Pursuant to the Nonstatutory Plan, stock options (the "Non-Qualified Options") may be granted which do not satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Nonstatutory Plan is to enhance the ability of J & J to attract, retain and motivate its chief executive officer (the "CEO") and non-employee members of its Board of Directors and to provide additional incentive to the CEO and such members of the Board of Directors by encouraging them to invest in shares of Common Stock of J & J and thereby acquire a proprietary interest in J & J and an increased personal interest in J & J's continued success and progress, to the mutual benefit of J & J and its shareholders.

     Eligibility and Administration. Only non-employee directors and the CEO of J & J are eligible to receive options under the Nonstatutory Plan. The Nonstatutory Plan is administered by the Compensation Committee of J & J. The Board of Directors will adopt such rules for the conduct of its business and administration of the Nonstatutory Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the Nonstatutory Plan. The Board of Directors also has the right to modify, amend, suspend, or terminate the Nonstatutory Plan, subject to certain conditions.

     Number of Shares and Adjustment. The aggregate number of shares which may be issued upon the exercise of options granted under the Nonstatutory Plan are 340,000 shares of Common Stock. As of December 1, 1999 the Company had issued 322,000 options and had 18,000 shares available for grant under the Nonstatutory Plan. The aggregate number and kind of shares issuable under the Nonstatutory Plan are subject to appropriate adjustment to reflect changes in the capitalization of J & J, such as by stock dividend, stock split or other circumstances deemed by the Board of Director to be similar. Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of the Nonstatutory Plan. Any shares of Common Stock subject to options that terminate unexercised will be available for future options under the Nonstatutory Plan.

     Exercise Price and Other Terms. The exercise price for Non-Qualified Options granted under the Nonstatutory Plan shall be equal to the fair market value, as determined by the Board of Directors of the Corporation's Common Stock on the date of the grant of the option. Unless terminated earlier by the option's terms, Non-Qualified Options granted under the Nonstatutory Plan will expire ten years after the date they are granted. According to the terms of the Nonstatutory Plan, each person who is not an employee of J & J or any subsidiary corporation of J & J but is a director of J & J as of May 1 of each year, shall automatically be granted an option to purchase 3,000 shares of Common Stock. Additionally, the CEO shall, as of May 1 of each year, automatically be granted an option to purchase 10,000 shares of Common Stock in addition to 3,000 shares of Common Stock for every full calendar year the CEO held such office since J & J held its initial public stock offering in 1986. However, the CEO may not receive an option or options to purchase more than 25,000 shares of Common Stock in any calendar year and no more than 250,000 shares (350,000 shares if this amendment is approved) may be granted to the CEO under the Nonstatutory Plan. Notwithstanding the foregoing, in the event of any change in the capitalization of J & J, such as by stock dividend, stock split, or what the Board of Directors deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under the Nonstatutory Plan shall be adjusted by the Board of Directors. The Nonstatutory Plan provides that options issued during calendar year 1991 shall be issued as of the date of the Non-statutory Plan, April 9, 1991, and not as of May 1.

     For information concerning Payment of Exercise Price; Market Price and Termination of Service; Death, see corresponding headings under Proposal 2 to Approve Amendments to Company's Stock Option Plan.

     Federal Income Tax Consequences of Nonstatutory Plan. See Proposal 2 -- Approval of the Stock Option Plan -- Federal Income Tax Consequences of the Nonstatutory Plan and the Plan -- (i) Non-Qualified Options under the Nonstatutory Plan and the Plan.

                             SHAREHOLDER PROPOSALS

     Pursuant to recent amendments to the proxy rules under the Securities Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2001 Annual Meeting of Shareholders (the "Meeting") will be October 2, 2000. As to all such matters which the Company does not have notice on or prior to October 2, 2000, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2001 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2001 Meeting. A shareholder proposal regarding the 2001 Meeting must be submitted to the Company at its office located at 6000 Central Highway, Pennsauken, New Jersey 08109, by August 18, 2000 to receive consideration for inclusion in the Company's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Securities Exchange Act, including Rule 14a-8.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Grant Thornton LLP to be employed as J & J's independent certified public accountants to make the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by J & J with the Securities and Exchange Commission during the ensuing year.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for fiscal 1999.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 25, 1999, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

                                             By Order of the Board of Directors,
                                                      DENNIS G. MOORE, Secretary

                            J & J SNACK FOODS CORP.
               ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 3, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints STEVE TAYLOR and HARRY McLAUGHLIN, each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the Annual Meeting of its Shareholders February 3, 2000, on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in J & J's Proxy Statement.

    This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote "FOR" the election of J & J's nominee as director and "FOR" the proposals to provide for increases in the number of shares of Common Stock for issuance under the Company's Stock Option Plan and the Company's Nonstatutory Stock Option Plan.

    The proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in J & J's Proxy Statement.

1. Election of Directors                                                                           WITHHOLD
  Gerald B. Shreiber                                             FOR / /                           AUTHORITY / /

                  (Continued and to be signed on reverse side)

2. Increase in the number of shares of Common Stock for
   issuance under the Company's Stock Option Plan for officers                                     WITHHOLD
   and key employees excluding the Chief Executive Officer       FOR / /       AGAINST / /         AUTHORITY / /
3. Increase in the number of shares of Common Stock for
   issuance under the Company's Nonstatutory Stock Option Plan                                     WITHHOLD
   for Non-Employee Directors and Chief Executive Officer        FOR / /       AGAINST / /         AUTHORITY / /

    Receipt of J & J's Annual Report to Shareholders and the Notice of the Meeting and Proxy Statement dated December 15, 1999 is hereby acknowledged.

                                              Dated: ____________________ , 199_
                                                   (Please date this proxy)

                                              __________________________________

                                              __________________________________
                                                         (Signature)

                                              It would be helpful if you signed
                                              your name as it appears hereon,
                                              indicating any official position
                                              or representative capacity. If
                                              shares are registered in more than
                                              one name, all owners should sign.

                                              PLEASE DATE AND SIGN THIS PROXY
                                              AND RETURN IT PROMPTLY IN THE
                                              ENCLOSED POSTAGE PAID ENVELOPE.